UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	July 19, 2007

Broadcom Corporation
__________________________________________
(Exact name of registrant as specified in its charter)

California	000-23993	33-0480482
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

5300 California Avenue, Irvine, California		92617
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	(949) 926-5000

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 1.01 Entry into a Material Definitive Agreement.

On July 19, 2007 Broadcom Corporation entered into a Patent License Agreement with Verizon Communications Inc. and Verizon Wireless, an affiliate of Verizon Communications Inc. ("Verizon Wireless"), that grants Verizon Wireless a license to six U.S. patents, including those that are the subject of current litigation between Broadcom and Qualcomm Incorporated before the U.S. International Trade Commission (the "ITC") and the U.S. District Court for the Central District of California. Under the agreement, Verizon Wireless will make royalty payments to Broadcom at a rate of $6.00 for each 1xEV-DO handset, personal digital assistant, data card or other wireless device sold by Verizon Wireless commencing on the date of the agreement, subject to a maximum payment of $40 million per calendar quarter and a lifetime maximum of $200 million. Verizon Wireless has the right to terminate the agreement in certain circumstances, and Broadcom has the right to terminate the agreement in the event of a breach of the license or other terms of the agreement by Verizon Wireless.

Pursuant to the agreement, Verizon Wireless has ceased its efforts to overturn the ITC’s order banning Qualcomm chips and certain mobile devices based on those chips from importation into the U.S.

Broadcom issued a press release on July 19, 2007 announcing the agreement. The full text of the press release is included as Exhibit 99.1 to this report and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

99.1—Press Release dated July 19, 2007 of the Registrant.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Broadcom Corporation

July 25, 2007	By:	Eric K. Brandt

Name: Eric K. Brandt
Title: Senior Vice President and Chief Financial Officer

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Exhibit Index

Exhibit No.	Description

99.1	Press Release dated July 19, 2007 of the Registrant.